BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the office of	Document Number
Barbara K. Cegavske	20180473914-59
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 10/31/2018 8:37 AM
	Entity Number E0496832014-7

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

DD'S DELUXE ROD HOLDER INC.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made: 05/17/2018

4. Description of the inaccuracy or defect:

Item 2 of the Certificate of Amendment omitted the class of stock for which the number of authorized shares was increased.

5. Correction of the inaccuracy or defect:

The response to Item 2 of the Certificate of Amendment is corrected in its entirety to read as follows:

The first paragraph of Article 3 (Authorized Stock) shall be amended to read as follows: "The aggregate number of shares that the Corporation will have authority to issue is 2,000,000,000, of which 1,980,000,000 shares will be common stock, with a par value of $.001 per share, and 20,000,000 shares will be preferred stock, with a par value of of $.001 per share."
The remaining provisions of Article 3 shall remain the same.

6. Signature:

X 刘玉令

Authorized Signature

President
Title *

10/31/2018
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.